Exhibit 99.2

CONSENT SOLICITATIONS
relating to the
$136 million aggregate principal amount at maturity
of 12¼%  Senior Discount Notes Due 2012
CUSIP NO. 55345RAC2
of
MQ Associates, Inc.
and to the
$180 million aggregate principal amount
of 11 7/8% Senior Subordinated Notes due 2012
CUSIP No. 58505DAD1
of
MedQuest, Inc.

Background

•                                          We are soliciting consents from the holders of the outstanding 12 1/4% Senior Discount Notes due 2012 (the “12 1/4% notes”) of MQ Associates, Inc. and the holders of the outstanding 11 7/8% Senior Subordinated Notes due 2012 of MedQuest, Inc. (the “11 7/8% notes” and, together with the 12 1/4% notes, the “notes”) to amend certain provisions in (i) the indenture dated as of August 24, 2004 governing the 12 1/4% notes and (ii) the indenture dated as of August 15, 2002 governing the 11 7/8% notes (together, the “indentures”), and to waive certain defaults thereunder. We are offering a Consent Fee (as defined herein) to all holders who properly execute and deliver a letter of consent and release, and, if the requisite consents are obtained, we will make Additional Interest Payments (as defined herein), for specified periods, as more fully discussed below. All amendments and waivers of defaults discussed below will be conditioned upon the payment of the Consent Fee to all consenting holders, and receipt of at least $20 million in the aggregate, in cash, as consideration for the sale to affiliates of J.P. Morgan Partners LLC and certain other existing direct and indirect stockholders of MQ Associates and their respective transferees, successors and assigns (collectively, the “Equity Investors”) of shares of qualified capital stock of MQ Associates pursuant to a purchase agreement to be entered into between MQ Associates and the Equity Investors (the “Additional Equity Investment”). Certain of the Equity Investors have represented to us that they intend to make the Additional Equity Investment upon satisfaction of the other conditions to the consent solicitations.

•                                          As previously announced in Current Reports on Form 8-K filed by us beginning on February 15, 2005, the Audit Committee of our Board of Directors has been engaged in a review of the valuation of the net patient receivables as presented in our historical financial statements. The results of the review conducted to date indicate that the allowance for contractual adjustments and doubtful accounts for patient receivables has been understated. Based on management estimates and advice from its outside advisors, the Audit Committee estimates on a preliminary basis that the allowance for contractual adjustments and doubtful accounts is understated by $35-$40 million in the aggregate as of December 31, 2004, resulting in an overstatement of net patient receivables and a reduction of pre-tax income by the same amount. In addition, management estimates on a preliminary basis that we will record other charges which will have the effect of reducing pre-tax income by $5-$9 million in the aggregate over the five-year period ended December 31, 2004. Such other charges relate to, among other things, valuation of property and equipment, correction of accrued liabilities and accounting for leases. The impact of the foregoing adjustments on the provision for income tax is still under review. The restatement amounts remain subject to change pending completion of the Audit Committee’s review and our preparation of the restated financial statements, each of which is still ongoing. At this time, we cannot predict whether the actual writedowns and other charges that will be reflected in the restated financial statements will exceed these estimated amounts or what periods to which they will be allocated. As previously announced in our Current Reports on Form 8-K dated February 15, 2005, March 15, 2005, March 30, 2005, May 16, 2005, May 20, 2005, June 8, 2005 and July 29, 2005, you should not rely on our previously-issued financial statements for the years ended December 31, 2003, 2002, 2001 and 2000 and each of the quarter periods ended March 31, June 30 and September 30, 2004, 2003 and 2002 (the matters disclosed in the foregoing Current Reports on Form 8-K collectively referred to herein as the “Restatement”).

•                                          On March 29, 2005, we announced that we would not timely file our Annual Report on Form 10-K for the year ended December 31, 2004 and on May 16, 2005, we announced that we would not timely file our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

Terms of Consent Solicitations

•                                          The consents are being solicited to amend certain provisions in the respective indentures governing the notes to suspend until December 31, 2005 (the “Waiver Expiration Date”) our obligations to comply with the financial reporting covenants in the indentures and to amend the restricted payment covenants in the indentures to permit the distribution of $10.0 million if the specified leverage ratio is met. Each holder that consents will also be waiving all defaults in connection with our failure to comply with the financial reporting and related delivery covenants and any and all rights to cause the principal of, and accrued interest on, the notes to be immediately due and payable as a result of such defaults.

•                                          Each holder of notes that consents will also be releasing and discharging us, our affiliates and certain other enumerated persons for the Restatement and any and all claims, causes of action, demands, rights, etc. relating to the Restatement and any and all matters referring to, relating to or arising from the Restatement, including, without limitation, any governmental investigation, as described in more detail herein under “Summary - Proposed Waiver and Release.”

•                                          If you are a registered holder of 12 1/4% notes and/or 11 7/8% notes as of the close of business on July 29, 2005, the record date for the consent solicitations, and consent to the proposed amendments to the indentures for such notes before the consent solicitations expire, then on or promptly after the expiration date, and provided that the requisite consents, as defined below, are timely received and accepted in accordance with the terms hereof, you will be eligible to receive a consent fee in cash equal to (x) $1.75 for each $1,000 principal amount at maturity of the 12 1/4% notes for which you validly give your consent or (y) $2.50 for each $1,000 principal amount of the 11 7/8% notes for which you validly give your consent (the “Consent Fee”), as more fully discussed below.

•                                          If the consent solicitations are consummated we will make the Additional Interest Payments (as defined herein), which are payable at the rate of 1.00% per annum on the Accreted Value of the 12 1/4% notes and 1.00% per annum on the principal amount of the 11 7/8% notes and which accrue commencing July 1, 2005 to holders of notes until the Restatement Date or the Default Notice Date (each as defined herein), on the terms and conditions discussed below.

•                                          If the consent solicitations are consummated, we will agree to file with the SEC a Current Report on Form 8-K on or before July 29, 2005 and monthly thereafter, until the earlier of the Restatement Date and the Waiver Expiration Date, containing selected financial and operational information.

•                                          The consent solicitations expire at 5:00 p.m., New York City time, on Friday, August 12, 2005, unless extended.

•                                          We are conditioning the completion of these consent solicitations with respect to the notes on, among other things, the receipt and acceptance of valid consents by (a) holders of at least a majority of the aggregate principal amount at maturity of the 12 1/4% notes that are outstanding and (b) holders of at least a majority of the aggregate principal amount of the 11 7/8% notes that are outstanding. We have been advised by legal representatives of the members of an ad hoc committee of holders of the notes, who collectively hold more than a majority of the aggregate principal amount at maturity of each series of notes, that such ad hoc committee members intend to deliver their consents in these consent solicitations.

The information agent and tabulation agent for the consent solicitations is:

Global Bondholder Services Corporation

The date of this consent solicitation statement is July 29, 2005.

i

ABOUT THIS CONSENT SOLICITATION STATEMENT

In this consent solicitation statement, unless otherwise stated, the term “MQ Associates” refers only to MQ Associates, Inc. and not to any of its subsidiaries and the term “MedQuest” refers only to MedQuest, Inc. and not to any of its subsidiaries. The terms “we,” “us,” “our” and similar terms refer to MQ Associates and its subsidiaries, including MedQuest.

In this consent solicitation statement, “you,” “holder” and “registered holder” refer to:

•                                          each registered holder of MQ Associates’s 12 1/4% Senior Discount Notes due 2012 as of the close of business on the record date of July 29, 2005;

•                                          each registered holder of MedQuest’s 11 7/8% Senior Subordinated Notes due 2012 as of the close of business on the record date of July 29, 2005; and

•                                          any other person who has been authorized to grant a consent for the applicable notes on behalf of any registered holder.

For purposes of this consent solicitation statement, the term registered holder shall be deemed to include The Depository Trust Company, referred to herein as “DTC”, and DTC participants listed as of the record date on the DTC securities position listing. DTC has authorized DTC participants to consent and to receive the Consent Fee and the Additional Interest Payments (together, the “Consent Payments”), as if they were registered holders.

Capitalized terms used in this consent solicitation statement that are not otherwise defined have the meanings set forth in the respective indentures governing the notes.

THE CONSENT SOLICITATIONS

MQ Associates and MedQuest are soliciting your consent, referred to herein as the “consent solicitations”, upon the terms and subject to the conditions set forth in this consent solicitation statement and in the accompanying letter of consent and release, to certain amendments, collectively referred to herein as the “proposed amendments,” to the indentures governing the 12 1/4% notes and the 11 7/8% notes. The proposed amendments to the indenture governing the 12 1/4% notes require the valid consent of the holders of at least a majority of the aggregate principal amount at maturity of the 12 1/4% notes outstanding and issued under such indenture. The proposed amendments to the indenture governing the 11 7/8% notes require the valid consent of the holders of at least a majority of the principal amount of the 11 7/8% notes outstanding and issued under such indenture.

Regardless of whether the proposed amendments become effective, the notes will continue to be outstanding in accordance with all other terms of the notes and the indentures. The changes sought to be effected by the proposed amendments will not alter our obligation to pay the accreted value or principal of, or interest on, the notes when due or alter the stated maturity dates of the notes.

Please read and carefully consider the information contained in this consent solicitation statement and give your consent to the proposed amendments by properly completing and executing the letter of consent and release and delivering the letter of consent and release to the tabulation agent for the consent solicitations, at the address on the back cover of this consent solicitation statement, before 5:00 p.m., New York City time, on Friday, August 12, 2005, the expiration date. The consent solicitations, with respect to each of the 12 1/4% notes and the 11 7/8% notes are subject to the following conditions in a manner satisfactory to us in our sole and absolute discretion:

•                                          the tabulation agent receives from registered holders, on or before the expiration date, properly completed and manually executed letters of consent and release, which have not been revoked, in respect of (i) at least a majority in aggregate principal amount at maturity of the 12 1/4% notes that are outstanding and (ii) at least a majority in aggregate principal amount of the 11 7/8% notes that are outstanding. Such number of consents with respect to each series of notes are referred to in this consent solicitation statement as the “requisite consents for such series of notes”;

•                                          we deliver the requisite consents for the 12 1/4% notes to Wachovia Bank, National Association, as trustee (or to any successor trustee) under the indenture governing the 12 1/4% notes (the “12 1/4% notes trustee”) and we deliver the requisite consents for the 11 7/8% notes to Wachovia Bank, National Association, (or to any successor trustee) as trustee under the indenture governing the 11 7/8% notes (the “11 7/8% notes trustee”);

•                                          MQ Associates and the Equity Investors enter into a purchase agreement with respect to the Additional Equity Investment;

•                                          MQ Associates and the 12 1/4% notes trustee execute a supplemental indenture with respect to the indenture governing the 12 1/4% notes embodying the proposed amendments; and

•                                          MQ Associates, MedQuest, the subsidiary guarantors, if required, and the 11 7/8% notes trustee execute a supplemental indenture with respect to the indenture governing the 11 7/8% notes embodying the proposed amendments.

We refer to the time at which the foregoing conditions have been satisfied or waived by us as the “effective time.”

We and the applicable trustee intend to execute supplemental indentures with respect to the respective indentures governing the 12 1/4% notes and the 11 7/8% notes (each a “supplemental indenture” and together, the “supplemental indentures”) as soon as the requisite consents for such series of notes have been received (the “supplemental indenture execution date”). However, the supplemental indentures will not become effective until the effective time.

The consents for each series of notes will become irrevocable at the supplemental indenture execution date for such series of notes. Promptly following the expiration date, we will pay or cause to be paid to the tabulation agent for the benefit of each holder, the Consent Fee, subject to the following conditions:

•                                          such holder, referred to collectively as the “consenting holders,” delivers to the tabulation agent before the expiration date a properly completed and executed letter of consent and release that has not been revoked;

•                                          the requisite consents with respect to such series of notes have been received before the expiration date;

•                                          the requisite consents with respect to the other series of notes have been received before the expiration date; and

•                                          the effective time with respect to such series of notes has occurred.

No interest will accrue or be payable on the Consent Fee.

If the consent solicitations are consummated, we will also pay or cause to be paid to all registered holders of notes as of the close of business, New York City time, on each of October 1, 2005 and January 1, 2006 (and quarterly thereafter, if applicable), a cash interest amount which will accrue from July 1, 2005 to (but not including) the earlier of the Restatement Date (as defined below) or the Default Notice Date (as defined below) at a rate of 1.00% per annum on the Accreted Value of the 12 1/4% notes as of the end of the most recently completed fiscal quarter and at a rate of 1.00% per annum on the principal amount of the 11 7/8% notes, to be computed on the basis of a 360-day year comprised of twelve 30-day months (the “Additional Interest Payments”).

The Additional Interest Payments shall cease to accrue on the earlier of (x) the date that we have filed with the SEC our Annual Report on Form 10-K for the year ended December 31, 2004 and all other past due periodic reports required to be filed (such date referred to herein as the “Restatement Date”) and (y) if the Restatement Date has not occurred by the Waiver Expiration Date, the date that we receive a notice of default under the indenture governing either series of notes from the applicable trustee or the holders of 25% of such series of notes (the “Default Notice Date”). The Additional Interest Payments shall be paid by us quarterly in arrears on (i) October 15, 2005 (for the full or partial quarter ended September 30, 2005) to the registered holders of notes as of the close of business on October 1, 2005, (ii) January 15, 2006 (for the full or partial quarter ended December 31, 2005) to the registered holders of notes as of the close of business on January 1, 2006 and (iii) on the 15th day of the month following the end of each subsequent calendar quarter to the registered holders of notes as of the close of business on the first day immediately following the end of such quarter. In addition to receiving the right to the Additional Interest Payments, your notes will continue to accrete or pay cash interest in accordance with the terms of each series of notes and the indentures.

The conditions of the consent solicitations are for our sole benefit and, to the extent permitted by law and the indentures, may be waived by us in whole or in part at any time and from time to time in our sole discretion.

Consents may be revoked at any time up to, but will become irrevocable on, the applicable supplemental indenture execution date for such series of notes. If you do not deliver your letter of consent and release before the expiration date, you will not be entitled to receive the Consent Fee even though the proposed amendments, if they are approved and become effective, will be binding on you.

We will not be deemed to have accepted any letter of consent and release until the effective time for the related series of notes. If we and the applicable trustee execute the supplemental indentures for each series of notes, and they become effective, the proposed amendments will be binding upon all holders of such series notes and all subsequent holders of such series of notes, whether or not all holders have given their consents.

The transfer of notes after the record date will not have the effect of revoking any consent validly given by a holder with respect to those notes, and each properly completed and executed letter of consent and release will be counted notwithstanding any transfer of the notes to which a letter of consent and release relates, unless the procedure for revoking that consent has been complied with.

If any person receiving this consent solicitation statement has sold or transferred his notes before the record date, this consent solicitation statement and the documents delivered with it should be passed on to the person through whom such sale or transfer was effected for transmission to the purchaser or transferee.

Under no circumstances should you tender or deliver any notes.

The consent solicitations will expire at 5:00 p.m., New York City time, on the expiration date, unless extended. The expiration date may be extended at any time in our sole discretion regardless of whether the requisite consents have been received, and the consent solicitations may be terminated at any time in our sole discretion before the effective time regardless of whether the requisite consents have been received.

The consent solicitations are not being made to, nor will letters of consent and release be accepted from or on behalf of, holders in any jurisdiction in which the making of the consent solicitations or the acceptance of such letters of consent and release would not be in compliance with the laws of such jurisdiction. However, we may in our discretion take such action as we may deem necessary to make the consent solicitations in any such jurisdiction and extend the consent solicitations to holders in any such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the consent solicitations to be made by a licensed broker or dealer, the consent solicitations will be deemed to be made on our behalf by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

The statements contained in this consent solicitation statement are made as of the date hereof, and the delivery of this consent solicitation statement and the accompanying materials will not, under any circumstances, create any implication that the information contained herein is correct at any time after the date hereof.

No person has been authorized to give any information or to make any representation on behalf of us, our affiliates, the tabulation agent, the paying agent or the trustees not contained or incorporated by reference herein or in the accompanying letter of consent and release and, if given or made, such information or representation must not be relied on as having been authorized by us, our affiliates, the tabulation agent, the information agent, the paying agent or the trustees.

AVAILABLE INFORMATION

MQ Associates is subject to the reporting and other information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). MQ Associates files reports and other information with the Securities and Exchange Commission (the “SEC”). Such reports and other information filed pursuant to the Exchange Act may be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet web site containing periodic reports and other items. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

As previously disclosed in our Current Reports on Form 8-K and as discussed elsewhere in this consent solicitation statement, as part of the Restatement, we have determined that our historical financial statements for the years ended December 31, 2003, 2002, 2001 and 2000 and each of the quarter periods ended March 31, June 30 and September 30, 2004, 2003 and 2002 should be restated. Therefore, you should not rely upon our previously filed financial statements in connection with the consent solicitations.

INCORPORATION BY REFERENCE

Certain information we file with the SEC is “incorporated by reference” herein, which means that we are disclosing important information to you by referring you to the documents in which the information appears. The information incorporated by reference is an important part of this consent solicitation statement, and information that we file later with the SEC will automatically update and supersede this information.

This consent solicitation statement incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we complete the consent solicitations:

•                                          The non-financial information contained in Amendment No. 1 to our Registration Statement on Form S-4 (Registration No. 333-118999), which was declared effective by the SEC on October 14, 2004; and

•                                          Our Current Reports on Form 8-K, filed with the SEC on February 15, 2005, February 18, 2005, February 28, 2005, March 15, 2005, March 30, 2005, April 29, 2005, May 16, 2005, May 20, 2005, June 8, 2005, June 30, 2005 and July 29, 2005.

We specifically do not incorporate any of our historical financial statements in this consent solicitation statement.

We will provide, without charge, to each person to whom a copy of this consent solicitation statement is delivered, upon written request of such person, a copy of any documents incorporated into this consent solicitation statement by reference other than exhibits thereto unless such exhibits are specifically incorporated by reference in the document that this consent solicitation statement incorporates. Requests for such copies should be directed to us at MQ Associates, Inc., 4300 North Point Parkway, Alpharetta, GA 30022, telephone number: (770) 300-0101.

FORWARD-LOOKING STATEMENTS

The statements in this consent solicitation statement that relate to matters that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, referred to herein as the “Securities Act,” and Section 21E of the Exchange Act, including without limitation, statements regarding the estimated amount of patient receivable writedowns required in connection with the restatement of our historical financial statements. When used in this consent solicitation statement and the documents incorporated by reference, words such as “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” “project,” “will,” “could,” “may,” “predict” and similar expressions are intended to identify forward-looking statements. Further events and actual results may differ materially from the results set forth in or implied in the forward-looking statements. Factors that might cause such a difference include:

•                                          the results of the investigation by the U.S. Attorney’s Office;

•                                          the inquiry by the SEC or any other future action taken by the SEC or the U.S. Attorney’s Office;

•                                          uncertainty concerning the amount and timing of patient receivable and other writedowns;

•                                          the ultimate findings of the Audit Committee’s review (including any new information or additional issues that may arise during the course of such review);

•                                          our ability to negotiate additional extensions of the limited waiver and/or obtain permanent waiver under, and amendment to, the senior credit facility;

•                                          the reaction of our other creditors, customers and suppliers to the matters discussed in this consent solicitation statement;

•                                          general economic and business conditions;

•                                          the effect of healthcare industry trends on third-party reimbursement rates and demand for our services;

•                                          limitations and delays in reimbursement by third-party payors;

•                                          changes in governmental regulations that affect our ability to do business;

•                                          actions of our competitors;

•                                          introduction of new technologies;

•                                          risks associated with our acquisition strategy and integration costs; and

•                                          the additional factors and risks contained in our Registration Statement on Form S-4 declared effective on October 14, 2004 as well as other periodic reports filed with the SEC.

The final results of our ongoing review of our financial statements may result in adjustments that are materially greater or different from the adjustments we currently expect. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Forward-looking statements contained in this consent solicitation statement speak only as of the date of this consent solicitation statement, and, unless otherwise required by law, we disclaim any duty or obligation to update any forward-looking statements; however, readers should carefully review reports or documents that are periodically filed with the SEC.

SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere or incorporated by reference in this consent solicitation statement.

MQ Associates, Inc.

MQ Associates is the parent company of MedQuest, which is a leading operator of independent, fixed-site, outpatient diagnostic imaging centers in the United States. These centers provide high quality diagnostic imaging services using a variety of technologies, including magnetic resonance imaging (MRI), computed tomography (CT), nuclear medicine, general radiology, ultrasound and mammography. As of June 30, 2005, MedQuest operated a network of 96 centers in thirteen states located primarily throughout the southeastern and southwestern United States. MQ Associates has no material assets or operations other than its ownership of 100% of the outstanding capital stock of MedQuest.

Background

Failure to File Annual and Quarterly Reports and Restatement.

On February 15, 2005, we announced that our Audit Committee had been engaged in a review of the valuation of the net patient receivables as presented in our historical financial statements. The results of the review conducted to date indicate that the allowance for contractual adjustments and doubtful accounts for patient receivables has been understated. Based on management estimates and advice from its outside advisors, the Audit Committee estimates on a preliminary basis that the allowance for contractual adjustments and doubtful accounts is understated by $35-$40 million in the aggregate as of December 31, 2004, resulting in an overstatement of net patient receivables and a reduction in pre-tax income by the same amount. In addition, management estimates on a preliminary basis that we will record other charges which will have the effect of reducing pre-tax income by $5-$9 million in the aggregate over the five-year period ended December 31, 2004. Such other charges relate to, among other things, valuation of property and equipment, correction of accrued liabilities and accounting for leases. The impact of the foregoing adjustments on the provision for income tax is still under review. The restatement amounts remain subject to change pending completion of the Audit Committee’s review and our preparation of the restated financial statements, each of which is still ongoing. At this time, we cannot predict whether the actual writedowns and other charges that will be reflected in the restated financial statements will exceed these estimated amounts or what periods to which they will be allocated. As previously announced in Current Reports on Form 8-K, you should not rely on our previously-issued financial statements for the years ended December 31, 2003, 2002, 2001 and 2000 and each of the quarter periods ended March 31, June 30 and September 30, 2004, 2003 and 2002.

Our restatement process is ongoing. The restatement process is subject to uncertainties. These uncertainties include whether we will be able to develop the necessary records or estimates to support the accounting for net patient receivables and allocation of the adjustments to particular fiscal years, whether the restatements and audit will be completed in a timely manner, whether the amount of restatement adjustments will exceed our estimates, and what portions of the adjustments are to be allocated to particular fiscal years. In connection with the restatement process, additional items requiring restatement may be identified, which could exacerbate these uncertainties. Our previously issued financial statements should not be relied upon.

Audit Committee Investigation.

Our Audit Committee is engaged in a review of the valuation of the net patient receivables as presented in our historical financial statements. The Audit Committee has retained outside legal counsel, a public accounting firm and managerial consultants to assist it in this process.

SEC Investigation.

On May 19, 2005, we were notified by the SEC that it has commenced an informal inquiry concerning, among other things, our recent announcements that we expect to restate our financial statements for prior periods and our inability to file our Annual Report on Form 10-K for the year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. We are cooperating fully with the SEC.

U.S. Attorney Investigation.

On June 2, 2005, we were notified that the U.S. Attorney’s Office in Atlanta, Georgia has opened an investigation relating to the resignation of our former executive officers and our announcements that we expect to restate our financial statements for prior periods. We are cooperating fully in this investigation.

Potential Breach of Our Obligations Under the Indentures.

Our failure to file our 2004 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, with the SEC, and deliver these documents to holders of the notes and the trustee could lead to an event of default under the indentures. Our non-compliance with the financial reporting covenants described above would constitute an event of default under the indenture governing each series of notes if our non-compliance was not cured within 30 days after we received written notice specifying our non-compliance from the indenture trustee for such series of notes or holders of at least 25% of the (a) aggregate principal amount at maturity of the 12 1/4% notes that are outstanding or the (b) aggregate principal amount of the 11 7/8% notes that are outstanding. We have elected to commence the consent solicitations to modify the terms of the indentures and to waive defaults and events of default that might be occasioned by our non-compliance with the financial reporting covenants described above.

Defaults/Limited Waivers under our Senior Credit Facility.

On February 14, 2005, we obtained a limited waiver from the lenders under our $140 million senior credit facility (the “senior credit facility”). The limited waiver provided that the lenders would waive any defaults and/or events of default under the senior credit facility that may have occurred and may be continuing with respect to non-compliance with the financial covenant tests for the period ended December 31, 2004 and/or prior periods. In addition, the limited waiver provided that the lenders would waive our non-compliance with financial reporting covenants and any default or event of default that may have occurred or be continuing with respect to representations and warranties made or deemed made by MQ Associates and MedQuest concerning their historical financial statements. The limited waiver was scheduled to expire on March 31, 2005.

On March 30, 2005, we obtained a second limited waiver to the senior credit facility, which provided for an extension of the limited waiver obtained on February 14, 2005. The second limited waiver imposed certain limitations on our ability to borrow revolving loans and/or swingline loans under the senior credit facility and also required that we promptly repay our revolving loans with certain amounts of excess cash. In addition, we were limited in our ability to take certain actions that would otherwise be permitted under the senior credit facility, including the ability to borrow Eurodollar Loans with an interest period of longer than one month, the ability to incur incremental term loans, the ability to make certain payments, dividends or distributions on, or repurchase or redeem, capital stock, the ability to repay revolving loans with amounts that would otherwise be required to repay term loans, and the ability to make acquisitions. The second limited waiver was scheduled to expire on May 16, 2005.

On May 13, 2005, we obtained a third limited waiver to the senior credit facility, which further extended the original limited waiver and additionally provided for a waiver of any defaults and/or events of default in connection with our failure to provide unaudited consolidated financial statements for the fiscal quarter ended March 31, 2005. The third limited waiver imposed further borrowing restrictions and repayment requirements on us and limited our ability to take certain actions that would otherwise be permitted under the senior credit facility.

As a condition to the continuing effectiveness of the third limited waiver, we agreed that the aggregate amount of all borrowings of revolving loans and/or swingline loans made, together with the aggregate amount of all letters of credit issued, at any time outstanding under the senior credit facility during the term of such limited waiver will not exceed an amount equal to the aggregate amount of revolving loans and swingline loans outstanding, together with the aggregate amount of all letters of credit issued, on March 23, 2005 (which was approximately

$28.8 million) plus $5.0 million. The third limited waiver also provides that if, at the close of any business day during the waiver period, the aggregate cash on hand (i.e., bank balance) exceeds $8.5 million, we shall promptly repay revolving loans with an amount equal to such excess. In the event that we make such a repayment, or any repayment of the revolving loans, swingline loans or letters of credit that are outstanding or issued during the waiver period, we will have the ability to re-borrow such repaid amount in addition to the unused availability immediately prior to such repayment.

Effective June 30, 2005, we obtained an amendment to the third limited waiver, which, among other things, extended the third limited waiver (which was originally scheduled to expire on June 30, 2005) to August 1, 2005. Effective on July 29, 2005, we entered into a restated amendment to the third limited waiver (the “restated limited waiver”), which further extended the third limited waiver and provided for a waiver of any defaults and/or events of default that may occur with respect to (i) the covenant in the senior credit facility that requires us to deliver to the lenders and the administrative agent a copy of our unaudited consolidated financial statements for, and as of the end of, each of the fiscal quarters ended March 31, 2005 and June 30, 2005 and for the six months ended June 30, 2005, in each case, within 45 days after the end of such fiscal quarters and (ii) non-compliance with the financial covenant tests in the senior credit facility for the periods ended June 30, 2005, March 31, 2005, December 31, 2004 and/or prior periods. The restated limited waiver is effective only until, and shall expire automatically upon, the earliest to occur of (w) August 13, 2005, (x) delivery by us to the administrative agent and the lenders under the senior credit facility of audited financial statements for the fiscal year ended December 31, 2004 (together with related certificates and other information) to the extent required by the senior credit facility, (y) the occurrence of a default or event of default under the senior credit facility other than those expressly being waived in the restated limited waiver and (z) the requisite holders (or trustee, if applicable) under any indenture, agreement or instrument evidencing indebtedness for borrowed money in an outstanding principal amount greater than $2.0 million taking any action with respect to any event of default that may have occurred or may occur under such indenture, agreement or instrument.

Similar to the prior limited waivers, as a condition to the continuing effectiveness of the restated limited waiver, we agreed that the aggregate amount of all borrowings of revolving loans and/or swingline loans made, together with the aggregate amount of all letters of credit issued, at any time outstanding under the senior credit facility during the term of such restated limited waiver will not exceed an amount equal to the aggregate amount of revolving loans and swingline loans outstanding, together with the aggregate amount of all letters of credit issued, on March 23, 2005 (which was approximately $28.8 million) plus $5.0 million. As of July 27, 2005, we had not drawn any portion of the $5.0 million of unused availability described above and have repaid (or cash collateralized) revolving loans such that, following the release of such cash collateral, the aggregate amount of revolving loans and swingline loans outstanding, together with the aggregate amount of all letters of credit issued, will be approximately $17.0 million, thus resulting in approximately $16.8 million of unused availability. The restated limited waiver continues to provide that if, at the close of any business day during the waiver period, the aggregate cash on hand (i.e., bank balance) exceeds $8.5 million, we shall promptly repay revolving loans with an amount equal to such excess. In the event that we make such a repayment, or any repayment of the revolving loans, swingline loans or letters of credit that are outstanding or issued during the waiver period, we will have the ability to re-borrow such repaid amount in addition to the unused availability immediately prior to such repayment.

We expect to continue discussions with the lenders under the senior credit facility to obtain a permanent waiver of any defaults and/or events of default that may have occurred. There can be no assurance that we will be able to obtain such a permanent waiver to the senior credit facility. The failure to do so would have a material adverse effect on us.

Recent Management Changes.

During 2005, we had several changes in senior management. Our Board of Directors appointed John Haggerty of Argus Management Corp. as interim Chief Financial Officer on February 18, 2005 and appointed Donald C. Tomasso, one of our directors and Audit Committee member, as interim Chairman and Chief Executive Officer on March 14, 2005. Concurrently with each of those appointments, our Board of Directors had placed Thomas C. Gentry, our then Chief Financial Officer, and Gene Venesky, our then Chief Executive Officer, and J. Kenneth Luke, our then President, on paid administrative leave. On April 29, 2005, we announced that each of

Gene Venesky, the Chief Executive Officer of MQ Associates, Kenneth Luke, the President of MQ Associates, and Thomas C. Gentry, the Chief Financial Officer of MQ Associates, voluntarily resigned their positions as officers and directors, as applicable, of MQ Associates and its subsidiaries.

Purpose and Effects of the Proposed Amendments

The current financial reporting covenants under the indentures require that we deliver to holders of the notes within the time periods specified in the SEC’s rules and regulations the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, the financial reporting covenants require that we file a copy of all such information and reports referred to above with the SEC within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing). Furthermore, we must file with the applicable trustee, copies of annual reports, information, documents and other reports that would be contained in a filing with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, and we must deliver to the applicable trustee certain officers’ certificates.

Our non-compliance with the financial reporting covenants described above would constitute an event of default under each of the indentures if our non-compliance was not cured within 30 days after we received written notice specifying our non-compliance from the indenture trustee for either series of notes or holders of at least 25% of the (a) the aggregate principal amount at maturity of the 12 1/4% notes that are outstanding and (b) the aggregate principal amount of the 11 7/8% notes that are outstanding.

The proposed amendments with respect to each series of notes would:

•                                          waive all defaults under (i) Sections 3.2, 3.17 and 3.19 of the indenture governing the 12 1/4% notes and (ii) Sections 3.2, 3.18 and 3.20 of the indenture governing the 11 7/8% notes, including our failure to file our annual report on Form 10-K for the fiscal year ended December 31, 2004 and our quarterly report on Form 10-Q for the quarter ended March 31, 2005, and any and all rights to cause the principal of, and accrued interest on, the notes to be immediately due and payable as a result of such defaults;

•                                          until the Waiver Expiration Date, suspend compliance with the financial reporting covenants of the indenture governing that series of notes to the extent such covenants relate to the financial reports, information, documents or statements to be provided, filed or made available for annual or quarterly periods ending before the Waiver Expiration Date, so long as (i) the consenting holders receive the Consent Fee, (ii) the registered holders of notes as of the close of business on each of October 1, 2005 and January 1, 2006 receive the Additional Interest Payments when due and payable and (iii) MQ Associates has received the Additional Equity Investment;

•                                          provide that we will file with the SEC a Current Report on Form 8-K on or before July 29, 2005 and monthly thereafter, until the earlier of the Restatement Date and the Waiver Expiration Date, containing selected financial and operational information; and

•                                          amend the restricted payment covenant to provide that, at any time after June 30, 2006, MQ Associates may pay a cash dividend or distribution to, or purchase, acquire or redeem Capital Stock of MQ Associates (as defined in the indenture governing that series of notes) held by the Equity Investors or any other persons in an amount up to $10.0 million if the ratio of Consolidated Total Debt to Consolidated EBITDA (the “Leverage Ratio”) is not more than 5.1 to 1.0 after giving effect thereto.

The proposed amendments for the 12 1/4% notes and the 11 7/8% notes are substantially identical in all respects.

See “The Proposed Amendments -12 1/4% Senior Discount Notes” and “The Proposed Amendments -11 7/8% Senior Subordinated Notes.”

Proposed Waiver and Release

The letter of consent and release includes a waiver of all defaults under the indentures occurring on or before the effective time relating to any failure to comply with the financial reporting and related delivery covenants of the indentures. Each of the indentures provides that, with certain exceptions not relevant to the present situation, existing defaults may be waived by holders of not less than a majority in aggregate principal amount at maturity of the outstanding notes issued under such indenture. If the requisite consents for each series of notes are obtained, all such defaults under the indentures will cease to exist, and any default or event of default under the indentures as a result of any such defaults, occurring on or before the effectiveness of the proposed amendments will be deemed to have been cured for all purposes of the indentures.

The letter of consent and release also includes a release whereby each holder of notes that consents, on behalf of the holder and on behalf of its present and former parent companies and for and on behalf of its subsidiaries, divisions and affiliates, their respective officers, directors, employees, partners, principals, members, stockholders, owners, agents, subrogees, insurers, servants and attorneys and their respective successors, transferees, assigns, heirs, executors, administrators, attorneys, servants, agents and representatives, and any and all persons natural or corporate in privity with them or acting in concert with them or any of them (collectively, “Releasors”), shall thereby and forever release, acquit and discharge MQ Associates, Inc. and each of its respective past, present and future parent companies, subsidiaries, divisions, affiliates, predecessors and successors, their respective present and former partners, principals, members, non-employee directors, employees (other than officers), stockholders (other than, in the case of stockholders of MQ Associates only, its former officers and former employees), owners, agents, subrogees, insurers, servants, underwriters and attorneys, their respective present officers and employee-directors, and each of their respective representatives, heirs, executors, administrators, attorneys, agents, servants, transferees, successors and assigns, and any and all persons natural or corporate in privity with them or acting in concert with them or any of them (the “Released Parties”) of and from any and all claims and causes of action, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, ever existed or heretofore existed upon any theory of law or equity now existing or coming into existence in the future, without regard to the discovery or existence of such different or additional facts relating to the Restatement and any and all matters referring to, relating to or arising from the Restatement, including, without limitation, any governmental investigation (collectively “Claims”). Releasors shall also acknowledge that they or any of them may hereafter discover facts in addition to or different from those which they now believe to be true with respect to the subject matter of the Claims, but by executing the letter of consent and release stipulate and agree that they have fully, finally and forever settled and released any and all such Claims provided that the actual amount of the magnitude of the Restatement reflected in the Company’s audited financial statements is not more disadvantageous to the holders of the notes in any material respect than the Company’s current disclosures as of the date hereof concerning the estimated magnitude of the Restatement.

You must execute the release in order to properly consent to the proposed amendments and be entitled to receive the Consent Fee.

The Consent Solicitations

Securities for Which we are Soliciting Consents

$136.0 million principal amount at maturity of 12 1/4% Senior Discount Notes due 2012 of MQ Associates and $180.0 million principal amount of 11 7/8% Senior Subordinated Notes due 2012 of MedQuest, which are guaranteed by MQ Associates and the subsidiaries of MedQuest.

Requisite Consents for Each Series of Notes

The tabulation agent must receive and accept properly completed and executed letters of consent and release that are not revoked in respect of (a) at least a majority in aggregate principal amount at maturity of the 12 1/4% of notes that are outstanding and (ii) at least a majority in aggregate principal amount of the 11 7/8% notes that are outstanding.

Conditions to Consent Solicitation for Each Series	The consent solicitation with respect to each series of of notes is subject to the following conditions:

• the tabulation agent receives the requisite consents on or before the expiration date for that series of notes;

• the tabulation agent receives the requisite consents on or before the expiration date for the other series of notes;

• we deliver the requisite consents for each series of notes to the 12 1/4% notes trustee and the 11 7/8% trustee, as the case may be, as trustee under the indenture for that series of notes;

• MQ Associates and the Equity Investors enter into a purchase agreement with respect to the Additional Equity Investment; and

•      we, the trustee and if required, the subsidiary guarantors, execute the supplemental indenture for that series of notes, which will occur upon receipt of the requisite consents for that series of notes, or the supplemental indenture execution date.

The conditions of the consent solicitations are for our sole benefit and, to the extent permitted by law and the indentures, may be waived by us in whole or in part at any time and from time to time in our sole discretion.

Consent Fee

Subject to the conditions set forth below, we will pay or cause to be paid to the tabulation agent for the benefit of each consenting holder the Consent Fee for which letters of consent and release have been received and accepted from such consenting holder before the expiration date and not revoked.

Additional Interest Payments

If the consent solicitations are consummated, we will pay or cause to be paid to each registered holder of notes as of the close of business on each of October 1, 2005 and January 1, 2006, the Additional Interest Payments, which payments will accrue from July 1, 2005 to (but not including) the earlier of the Restatement Date or the Default Notice Date, and which payments will be paid by us quarterly in arrears on (i) October 15, 2005 (for the quarter ended September 30, 2005) to registered holders of notes as of the close of business on October 1, 2005, (ii) January 15, 2006 (for the quarter ended December 31, 2005) to registered holders of notes as of the close of business on January 1, 2006 and (iii) on the 15th day of the month following the end of each subsequent calendar quarter to the registered holders of notes as of the close of business on the first day immediately following the end of such quarter.

Conditions to Consent Fee and Additional Interest Payments

The obligation of each of MQ Associates (in the case of the 12 1/4% notes) and MedQuest (in the case of the 11 7/8% notes) to pay the Consent Fee to the tabulation agent for the benefit of a consenting holder, is subject to the following conditions:

• delivery by such holder to the tabulation agent before the expiration date of a properly completed and executed letter of consent and release that has not been revoked before the effective time;

• the requisite consents with respect to such series of notes have been received before the expiration date;

• the requisite consents with respect to the other series of notes have been received before the expiration date; and

• the effective time with respect to such series of notes has occurred.

Our obligation to make the Additional Interest Payments is subject to the conditions that the consent solicitations have been successfully consummated and that the effective time with respect to each series of notes has occurred.

The conditions to our obligation to make the Consent Payments are for our sole benefit and, to the extent permitted by law and the indentures, may be waived by us in whole or in part at any time and from time to time in our sole discretion.

Waiver

Each holder that executes a letter of consent and release will also be deemed to have waived all defaults with respect to breaches of the financial reporting and related delivery covenants of the indentures, and any events of default under the indentures as a result of such defaults, occurring on or before the effectiveness of the proposed amendments.

Release

Each holder that executes a letter of consent and release and the other Releasors shall thereby and forever release, acquit and discharge each of the Released Parties of and from any and all Claims. The Releasors shall also acknowledge that they or any of them may hereafter discover facts in addition to or different from those which they now believe to be true with respect to the subject matter of the Claims, but by executing the letter of consent and release stipulate and agree that they have fully, finally and forever settled and released any and all such claims provided that the actual amount of the magnitude of the Restatement reflected in the Company’s audited financial statements is not more disadvantageous to the holders of the notes in any material respect than the Company’s current disclosures as of the date hereof concerning the estimated magnitude of the Restatement.

Financial Reporting Requirements

If the consent solicitations are consummated, we have agreed to file with the SEC a Current Report on Form 8-K (a) not later than the 15th day after the end of each month beginning with the month of May 2005, selected financial and operational information consisting of the following: gross revenue, interest expense, scan volumes, existing center gross revenue and number of centers in operation, total outstanding indebtedness, cash bank balance and book balance (including outstanding checks) and amounts available for borrowing under the senior credit facility; (b) not later than the 45th day after the end of each month beginning with the month of May 2005, selected financial and operating information consisting of net revenue and capital expenditures; and (c) not later than the 45th day after the end of each month beginning with the month of September 2005, selected financial information consisting of operating cash flow; provided that notwithstanding the foregoing, the first Form 8-K filing shall be made on or before July 29, 2005 and provided further that our obligation to make such filings with the SEC shall cease upon the earlier of the Restatement Date and the Waiver Expiration Date.

Acceptance of Consents

We may accept all properly completed and executed letters of consent and release received and not revoked on or before 5:00 p.m., New York City time, on the expiration date. If the requisite consents with respect to either series of notes are not received by the expiration date, we may extend the consent solicitation with respect to that series of notes and the tabulation agent would continue to accept letters of consent and release. We may, however, elect at any time to terminate the consent solicitation for either series of notes before the effective time relating to such series of notes.

Procedure for Consents

Letters of consent and release, to be effective, must be properly completed and executed, together with any required signature guarantees, in accordance with the instructions contained herein and in the accompanying letter of consent and release. Only registered holders on the record date or duly authorized agents of those holders are entitled to consent to the proposed amendments.

Record Date	5:00 p.m., New York City time, on July 29, 2005.

Expiration Date	5:00 p.m., New York City time, on August 12, 2005, unless extended.

Effective Time for each Series of Notes	The time at which all of the conditions to the consent solicitation for that series of notes have been satisfied or, if applicable, waived by us.

Payment Date for Consent Fee	Promptly following the expiration date.

Payment Date for Additional Interest Payments	Quarterly in arrears, on October 15, 2005 and January 15, 2006, and on the 15th day of the month following the end of each subsequent calendar quarter, in each case, to the extent that Additional Interest Payments are required to be made.

Revocation of Consents

Consents with respect to each series of notes may be revoked at any time before the supplemental indenture execution date for that series of notes. If you desire to revoke a consent, you must timely file with the tabulation agent a written revocation of that consent, together with any required signature guarantees, in accordance with the instructions set forth herein and in the letter of consent and release.

Delivery of Letters of Consent and Release

Completed and executed letters of consent and release should be sent by hand delivery, overnight courier, facsimile or mail, first-class postage prepaid, to the tabulation agent at the address set forth on the back cover of this consent solicitation statement. Facsimile copies of the letter of consent and release, properly and duly executed, should be confirmed by physical delivery no later than 5:00 p.m., New York City time, on the second business day following the expiration date. Letters of consent and release should not be delivered directly to us or the trustees. In no event should you tender or deliver any notes.

Consequences to Non-Consenting Holders

If the proposed amendments become effective, each holder and all subsequent holders of notes will be bound by such amendments, whether or not such holder consented to the proposed amendments. Holders who do not timely consent to the proposed amendments will not be eligible to receive the Consent Fee even though the proposed amendments will be binding on them if the proposed amendments become effective. However, if the consent solicitations are consummated, holders of notes who do not consent to the proposed amendments will still be eligible to receive the Additional Interest Payments.

Information Requests

Questions regarding the consent solicitations should be directed to the information agent at the telephone number set forth on the back cover of this consent solicitation statement. Requests for additional copies of this consent solicitation statement and the letter of consent and release and other related documents should be directed to the information agent at the telephone number set forth on the back cover of this consent solicitation statement.

RISK FACTORS

Set forth below are important risks and uncertainties that holders of the notes should consider in connection with the consent solicitations.

If the requisite consents are not obtained, the trustee and the holders of each series of notes may have the right to call for accelerated payment of the notes, which would trigger an event of default under our senior credit facility.

If the trustee or the holders of at least 25% in (a) aggregate principal amount at maturity of the 12 1/4% notes that are outstanding and/or (b) aggregate principal amount of the 11 7/8% notes that are outstanding, give an effective notice that we are in violation of the financial reporting covenants under the indenture governing such series of notes, and we do not cure such deficiency within 30 days of receipt of such notice, the trustee for such notes or the holders of at least 25% of the (a) aggregate principal amount at maturity of the 12 1/4% notes that are outstanding, and/or (b) aggregate principal amount of the 11 7/8% notes that are outstanding, as the case may be, will have the right to call for accelerated payment of that series of notes at such time. However, the delivery of any such notice by the trustee or the registered holders for either series of notes would cause the limited waiver under the senior credit facility to terminate. In such event, the senior lenders under our senior credit facility would have the right to accelerate our indebtedness thereunder. Such acceleration under the senior credit facility would also cause an event of default under the indentures governing the notes. At June 30, 2005, the aggregate principal amount of indebtedness outstanding under our senior credit facility and our two indentures was $350 million. If the holders of (i) a majority of the aggregate principal amount at maturity of the 12 1/4% notes that are outstanding and (ii) a majority of the aggregate principal amount of the 11 7/8% notes that are outstanding, do not provide us with the required consents with respect to their respective series of notes before the 30 day cure period and, alone or together with our senior lenders, determine to accelerate a portion of or all $350 million of our indebtedness, we may lack the ability to meet those obligations out of currently available cash. We cannot assure you that we would be able to refinance the notes or the borrowings under our senior credit facility, whether through the capital markets or otherwise, on commercially reasonable terms or at all.

Failure to complete the restatements and audit of financial statements in a timely manner could adversely affect our business and prospects.

The restatement process is subject to uncertainties. These uncertainties include whether we will be able to develop the necessary records or estimates to support the accounting for allocation of the writedowns to particular fiscal years, whether the restatements and audit will be completed in a timely manner, whether the amount of writedowns or impairments will exceed our estimates and what portions of the writedowns will be allocated to particular fiscal years.

Under our existing limited waiver to the senior credit facility, we are required to deliver financial statements by August 13, 2005. Failure to complete the restatement and audit and deliver audited financial statements by August 13, 2005, would constitute a default under our senior credit facility. Failure to comply with these covenants, therefore, would give our senior lenders the ability to accelerate their loans. This would have the effects identified in the prior risk factor. Continued failure to obtain and deliver audited financial statements will also prevent us from accessing the public capital markets.

In addition, uncertainty created by the ongoing absence of financial statements and the restatement process could create concern among our suppliers and customers, including referring physicians and thirdparty payers, which could adversely affect our business and prospects going forward.

Because of the restatements, there is a lack of public disclosure concerning the Company.

We were unable to file our Annual Report on Form 10-K for the year ended December 31, 2004 by March 31, 2005 and our Quarterly Report on Form 10-Q for the three-months ended March 31, 2005. We expect that we will be unable to timely file our Quarterly Report on Form 10-Q for the three months ended June 30, 2005. Until the Restatement Date, there will be limited public information available concerning our results of operations and financial condition. The absence of audited financial statements and other financial information upon which you may rely may have a number of adverse effects on us and the notes, including a decrease in the liquidity and market price of the notes and an increase in the volatility of such market price.

Our internal controls may be insufficient to detect in a timely manner misstatements that could occur in our financial statements in amounts that may be material.

The results of our restatement process to date raise significant questions about whether our financial processes were adequate. We have taken steps to improve the capabilities and reliability of our financial reporting. However, in the process of preparing our Annual Report on Form 10-K for the year ended December 31, 2004, we may identify significant deficiencies or material weaknesses in our internal controls that could call into question our ability to prevent or detect a material misstatement in our annual or interim financial statements.

We cannot assure you that if we identify a significant deficiency or material weakness we will be able to timely remediate the material weakness, or that we will be able to do so without additional capital expenditures. If we are not able to remediate this weakness, we may not be able to prevent or detect a material misstatement of the annual or interim financial statements.

The proposed amendments and waiver of past defaults will be binding upon all holders of each series of notes, including holders who did not give their consent, if we do receive the requisite consents.

Pursuant to the terms of the indentures governing each series of notes, the proposed amendments may be made with the approval of (i) holders of a majority in principal amount at maturity of 12 1/4% notes that are outstanding and (ii) holders of a majority in principal amount of 11 7/8% notes that are outstanding. Similarly, all defaults and event of defaults with respect to breaches of the financial reporting covenants of the indentures may be waived if the holders of (i) a majority in principal amount at maturity of 12 1/4% notes that are outstanding and (ii) a majority in principal amount of 11 7/8% notes that are outstanding, consent to such waiver. Only those holders who consent to the proposed amendments and waiver in this consent solicitation statement will be entitled to receive the Consent Fee.

Consenting holders of notes will recognize income in the consent solicitations.

The receipt of the Consent Payments will be taxable as ordinary income in the amount received at the time the payment accrues or is received in accordance with the holder’s method of accounting for United States Federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.”

THE PROPOSED AMENDMENTS – 12 1/4% SENIOR DISCOUNT NOTES

Below is the text of the provisions from the indenture governing the 12 1/4% Senior Discount Notes due 2012, which has been modified as contemplated by the consent solicitation statement. Text that is added to the indenture by the proposed amendments is italicized. The proposed amendments for the 12 1/4% notes and the 11 7/8% notes are substantially identical in all respects.

In addition to the proposed amendments set forth below, the supplemental indenture with respect to the 12 1/4% notes will include a waiver of all past Defaults and/or Events of Default under the indenture governing the 12 1/4% notes relating to the failure by the Company to comply with Sections 3.2, 3.17 and 3.19 thereof prior to the effective time.

* * * * *

The following defined terms are hereby inserted into Section 1.1 of the indenture governing the 12 1/4% notes in their respective correct alphabetical order:

SECTION 1.1         Definitions

“Additional Equity Investment” means at least $20.0 million in the aggregate in cash received by the Company in consideration for the sale by the Company to the Equity Investors of Qualified Stock pursuant to a purchase agreement to be entered into between the Company and the Equity Investors.

“Additional Interest Payments” means a cash interest amount which will accrue on the Accreted Value as of the end of the Company’s most recently completed fiscal quarter of the Securities from July 1, 2005 (or from the most recent date to which the Additional Interest Payments have been made) to (but not including) the earlier of the Restatement Date or the Default Notice Date at a rate of 1.00% per annum, to be computed on the basis of a 360-day year comprised of twelve 30-day months. The Additional Interest Payments shall be paid by the Company quarterly in arrears (i) on October 15, 2005 (for the quarter ended September 30, 2005) to the Holders of record as of the close of business on October 1, 2005, (ii) on January 15, 2006 (for the quarter ended December 31, 2005) to the Holders of record as of the close of business on January 1, 2006 and (iii) on the 15th day of the month following the end of each subsequent calendar quarter to the Holders of record as of the close of business on the first day immediately following the end of such quarter. The Company’s obligation to make Additional Interest Payments is in addition to its obligation to pay semiannual cash interest on the Securities commencing August 15, 2008 as specified in paragraph 1 of the Securities. It is expressly understood that the Additional Interest Payments shall not change the definition of the Accreted Value of the Securities.

The method of payment for such Additional Interest Payments shall be made in accordance with the same terms and provisions set forth in this Indenture and the Securities relating to the payment of cash interest on the Securities.

“Consent Fee” means a payment in cash to the tabulation agent appointed by the Company for such purpose for the benefit of the Consenting Noteholders equal to $1.75 for each $1,000 principal amount at maturity of the Securities for which consents were delivered by each such Consenting Noteholder and accepted by the Company.

“Consenting Noteholders” means the Persons in whose names Securities were registered in the Note Register on July 29, 2005 from whom properly executed, unrevoked Letters of Consent and Release were received on or prior to the expiration date in accordance with the Company’s Consent Solicitation Statement dated July 29, 2005 and the related Letter of Consent and Release.

“Consolidated Leverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) Consolidated Total Debt on such date of determination to (y) the aggregate amount of Consolidated EBITDA for the period of four consecutive fiscal quarters ending prior to the date of determination for which financial statements are in existence; provided, however, that:

(1)                               if since the beginning of such period such Person or any Restricted Subsidiary of such Person will have disposed of any company, division, diagnostic imaging center, operating unit, segment, business, group of related assets or line of business, the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period;

(2)                                  if since the beginning of such period such Person or any Restricted Subsidiary of such Person (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or another Person which becomes a Restricted Subsidiary or is merged with or into such Person) or an acquisition of assets, which constitutes all or substantially all of any company, division, diagnostic imaging center, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(3)                                  if since the beginning of such period another Person (that subsequently became a Restricted Subsidiary or was merged with or into such Person or any of its Restricted Subsidiaries since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1) or (2) above if made by such Person or its Restricted Subsidiary during such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Incurrence, discharge, Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of such Person. Any such pro forma calculations may include operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that (a) would be permitted pursuant to Article 11 of Regulation S-X under the Securities Act or (b) have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of any closing) of any diagnostic imaging center or facility, as applicable, provided that such adjustments are set forth in an Officers’ Certificate signed by such Person’s Chief Financial Officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate at the time of such execution and (iii) that any related Incurrence of Indebtedness is permitted pursuant to this Indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such optional rate chosen by such Person.

“Consolidated Total Debt” means, at any date, the aggregate principal amount of all Indebtedness, without duplication, of the Company and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, but excluding Indebtedness of the type described in (a) clause (3) of the definition thereof and, to the extent relating to clause (3), the types described in clauses (7) and (8) of the definition thereof unless such Indebtedness has been fully liquidated and is no longer a contingent obligation, (b) clause (9) of the definition thereof and (c) clause (10) of the definition thereof.

“Default Notice Date” means, if the Restatement Date has not occurred by the Waiver Expiration Date, the date that the Company receives a Notice of Default from the Trustee or the Holders of 25% or more in principal amount at maturity of the Securities relating to the failure to comply with Sections 3.2, 3.17 and/or 3.19 of the Indenture.

“Effective Time” means the date specified as the effective time for the First Supplemental Indenture by and between the Company and the Trustee.

“Equity Investors” means Affiliates and Related Persons of J.P. Morgan Partners LLC and certain other direct and indirect existing stockholders of the Company who are party to that certain purchase agreement with the Company to be entered into as of August           , 2005, and their respective transferees, successors and assigns.

“Restatement Date” means the date that the Company has filed with the SEC its Annual Report on Form 10-K for the year ended December 31, 2004, and all other past due periodic reports required to be filed.

“Waiver Expiration Date” means December 31, 2005.

* * * * *

Section 3.2 of the indenture governing the 12 1/4% notes is hereby amended and restated in its entirety as follows:

SECTION 3.2         SEC Reports.

SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company shall (except as provided in the third paragraph of this Section 3.2) file with the SEC, and make available to the Trustee and the registered Holders of the Securities, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and the Holders of the Securities as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

If the Unrestricted Subsidiaries of the Company, either individually or in the aggregate, would constitute a Significant Subsidiary (if such Subsidiaries were Restricted Subsidiaries), then the quarterly and annual reports referred to in the preceding paragraph shall include a Management’s Discussion and Analysis of Results of Operations and Financial Condition that describes, for the relevant period, the financial performance of the Company and its Restricted Subsidiaries.

Notwithstanding any other provision in this Section 3.2 or the Securities, from the Effective Time until the Waiver Expiration Date, and so long as (i) the Consenting Noteholders receive the Consent Fee, (ii) the registered Holders as of the close of business on each of October 1, 2005 and January 1, 2006 receive the Additional Interest Payments on the Securities when the same becomes due and payable (as specified in the definition thereof) and (iii) the Company has received the Additional Equity Investment, the Company shall not be required to file with the SEC or make available the annual report and the other, information, documents and reports that the Company otherwise would have been required to file with the SEC or make available to the Trustee and the Holders of the Securities pursuant to this Section 3.2.

In addition to the foregoing, the Company will file with the SEC a Current Report on Form 8-K (a) not later than the 15th day after the end of each month beginning with the month of May 2005, selected financial and operational information consisting of the following: gross revenue, interest expense, scan volumes, existing center gross revenue and number of centers in operation, total outstanding indebtedness, cash bank balance and book balance (including outstanding checks) and amounts available for borrowing under the Senior Credit Agreement; (b) not later than the 45th day after the end of each month beginning with the month of May 2005, selected financial and operating information consisting of net revenue and capital expenditures; and (c) not later than the 45th day after the end of each month beginning with the month of September 2005, selected financial information consisting of operating cash flow; provided that notwithstanding the foregoing, the first Current Report on Form 8-K filing shall be made on or before July 29, 2005 and provided further that the Company’s obligation to make the filings specified in this paragraph with the SEC shall cease upon the earlier of the Restatement Date and the Waiver Expiration Date.

* * * * *

The following provision is hereby inserted into Section 3.4(b) of the indenture governing the 12 1/4% notes in the correct numerical order:

SECTION 3.4(b)    Limitation on Restricted Payments.

(16)        at any time after June 30, 2006, so long as the Consolidated Leverage Ratio (determined after giving effect to any Incurrence of Indebtedness used to finance such Restricted Payment) is not more than 5.1 to 1.0, (i) the declaration and payment of cash dividends or distributions to holders of the Company’s Capital Stock and/or (ii) the purchase, repurchase, redemption or other acquisition of Capital Stock of the Company held by the Equity Investors or by any other Persons, in the case of both clauses (i) and (ii), in an amount up to $10.0 million; provided, however, that such amount will be included in subsequent calculations of the amount of Restricted Payments.

THE PROPOSED AMENDMENTS – 11 7/8% SENIOR SUBORDINATED NOTES

Below is the text of the provisions from the indenture governing the 11 7/8% Senior Subordinated Notes due 2012, which has been modified as contemplated by the consent solicitation statement. Text that is added to the indenture by the proposed amendments is italicized. The proposed amendments for the 11 7/8% notes and the 12 1/4% notes are substantially identical in all respects.

In addition to the proposed amendments set forth below, the supplemental indenture with respect to the 12 1/4% notes will include a waiver of all past Defaults and/or Events of Default under the indenture governing the 11 7/8% notes relating to the failure by the Company to comply with Sections 3.2, 3.18 and 3.20 thereof prior to the effective time.

* * * * *

The following defined terms are hereby inserted into Section 1.1 of the indenture governing the 11 7/8% notes in their respective correct alphabetical order:

SECTION 1.1         DEFINITIONS.

“Additional Equity Investment” means at least $20.0 million in the aggregate in cash received by Holdings in consideration for the sale by Holdings to the Equity Investors of shares of Qualified Stock of Holdings pursuant to a purchase agreement to be entered into between Holdings and the Equity Investors.

“Additional Interest Payments” means a cash interest amount which will accrue on the principal amount of the Securities from July 1, 2005 (or from the most recent date to which the Additional Interest Payments have been made) to (but not including) the earlier of the Restatement Date or the Default Notice Date at a rate of 1.00% per annum, to be computed on the basis of a 360-day year comprised of twelve 30-day months. The Additional Interest Payments shall be paid by the Company quarterly in arrears (i) on October 15, 2005 (for the quarter ended September 30, 2005) to the Holders of record as of the close of business on October 1, 2005, (ii) on January 15, 2006 (for the quarter ended December 31, 2005) to the Holders of record as of the close of business on January 1, 2006 and (iii) on the 15th day of the month following the end of each subsequent calendar quarter to the Holders of record as of the close of business on the first day immediately following the end of such quarter. The Company’s obligation to make Additional Interest Payments is in addition to its obligation to pay semiannual cash interest on the Securities as specified in paragraph 1 of the Securities.

The method of payment for such Additional Interest Payments shall be made in accordance with the same terms and provisions set forth in this Indenture and the Securities relating to the payment of cash interest on the Securities.

“Consent Fee” means a payment in cash to the tabulation agent or appointed by the Company for such purpose for the benefit of the Consenting Noteholders equal to $2.50 for each $1,000 principal amount of the Securities for which consents were delivered by each such Consenting Noteholder and accepted by the Company.

“Consenting Noteholders” means the Persons in whose names Securities were registered in the Notes Register on July 29, 2005 from whom properly executed, unrevoked Letters of Consent and Release were received on or prior the expiration date in accordance with the Company’s Consent Solicitation Statement dated July 29, 2005 and the related Letter of Consent and Release.

“Consolidated Leverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) Consolidated Total Debt on such date of determination to (y) the aggregate amount of Consolidated EBITDA for the period of four consecutive fiscal quarters ending prior to the date of determination for which financial statements are in existence; provided, however, that:

(1)                                  if since the beginning of such period such Person or any Restricted Subsidiary of such Person will have disposed of any company, division, diagnostic imaging center, operating unit, segment, business, group of related assets or line of business, the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period;

(2)                                  if since the beginning of such period such Person or any Restricted Subsidiary of such Person (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or another Person which becomes a Restricted Subsidiary or is merged with or into such Person) or an acquisition of assets, which constitutes all or substantially all of any company, division, diagnostic imaging center, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(3)                                  if since the beginning of such period another Person (that subsequently became a Restricted Subsidiary or was merged with or into such Person or any of its Restricted Subsidiaries since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1) or (2) above if made by such Person or its Restricted Subsidiary during such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Incurrence, discharge, Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of such Person. Any such pro forma calculations may include operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that (a) would be permitted pursuant to Article 11 of Regulation S-X under the Securities Act or (b) have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of any closing) of any diagnostic imaging center or facility, as applicable, provided that such adjustments are set forth in an Officers’ Certificate signed by such Person’s Chief Financial Officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate at the time of such execution and (iii) that any related Incurrence of Indebtedness is permitted pursuant to this Indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such optional rate chosen by such Person.

“Consolidated Total Debt” means, at any date, the aggregate principal amount of all Indebtedness, without duplication, of Holdings and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, but excluding Indebtedness of the type described in (a) clause (3) of the definition thereof and, to the extent relating to clause (3), the types described in clauses (7) and (8) of the definition thereof unless such Indebtedness has been fully liquidated and is no longer a contingent obligation, (b) clause (9) of the definition thereof and (c) clause (10) of the definition thereof.

“Default Notice Date” means, if the Restatement Date has not occurred by the Waiver Expiration Date, the date that the Company receives a Notice of Default from the Trustee or the Holders of 25% or more in principal amount of the Securities relating to the failure to comply with Sections 3.2, 3.18 and/or 3.20 of the Indenture.

“Effective Time” means the date specified as the effective time for the Seventh Supplemental Indenture by and among the Company, the guarantors named therein and the Trustee.

“Equity Investors” means Affiliates and Related Persons of J.P. Morgan Partners LLC and certain other direct and indirect existing stockholders of Holdings who are party to that certain purchase agreement with Holdings to be entered into as of August     , 2005 and their respective transferees, successors and assigns.

“Restatement Date” means the date that Holdings has filed with the SEC its Annual Report on Form 10-K for the year ended December 31, 2004 and all other past due periodic reports required to be filed.

“Waiver Expiration Date” means December 31, 2005.

* * * * *

Section 3.2 of the indenture governing the 11 7/8% notes is hereby amended and restated in its entirety as follows:

SECTION 3.2         SEC REPORTS.

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company shall (except as provided in the fourth paragraph of this Section 3.2) file with the SEC, and make available to the Trustee and the registered Holders of the Securities, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and the Holders of the Securities as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

If the Unrestricted Subsidiaries of the Company, either individually or in the aggregate, would constitute a Significant Subsidiary (if such Subsidiaries were Restricted Subsidiaries), then the quarterly and annual reports referred to in the preceding paragraph shall include a Management’s Discussion and Analysis of Results of Operations and Financial Condition that describes, for the relevant period, the financial performance of the Company and its Restricted Subsidiaries.

Notwithstanding the foregoing, so long as Holdings is a Guarantor, the reports, documents and information required to be filed and provided as described above may be those of Holdings, rather than the Company, so long as such filings would satisfy the requirements of the Exchange Act and regulations promulgated thereunder.

Notwithstanding any other provision in this Section 3.2 or the Securities, from the Effective Time until the Waiver Expiration Date, and so long as (i) the Consenting Noteholders receive the Consent Fee, (ii) the registered Holders as of the close of business on each of October 1, 2005 and January 1, 2006 receive the Additional Interest Payments on the Securities when the same becomes due and payable (as specified in the definition thereof) and (iii) Holdings has received the Additional Equity Investment, the Company (or Holdings, as applicable) shall not be required to file with the SEC or make available the annual report and the other, information, documents and reports that the Company (or Holdings, as applicable) otherwise would have been required to file with the SEC or make available to the Trustee and the Holders of the Securities pursuant to this Section 3.2.

In addition to the foregoing, Holdings will file with the SEC a Current Report on Form 8-K (a) not later than the 15th day after the end of each month beginning with the month of May 2005, selected financial and operational information consisting of the following: gross revenue, interest expense, scan volumes, existing center gross revenue and number of centers in operation, total outstanding indebtedness, cash bank balance and book balance (including outstanding checks) and amounts available for borrowing under the Senior Credit Agreement; (b) not later than the 45th day after the end of each month beginning with the month of May 2005, selected financial and operating information consisting of net revenue and capital expenditures; and (c) not later than the 45th day after the end of each month beginning with the month of September 2005, selected financial information consisting of operating cash flow; provided that notwithstanding the foregoing, the first Current Report on Form 8-K filing shall be made on or before July 29, 2005 and provided further that Holdings’ obligation to make the filings specified in this paragraph with the SEC shall cease upon the earlier of the Restatement Date and the Waiver Expiration Date.

* * * * *

The following provision is hereby inserted into Section 3.4(b) of the indenture governing the 11 7/8% notes in the correct numerical order:

SECTION 3.4(b)    LIMITATION ON RESTRICTED PAYMENTS.

 (16)       at any time after June 30, 2006, so long as the Consolidated Leverage Ratio (determined after giving effect to any Incurrence of Indebtedness used to finance such Restricted Payment) is not more than 5.1 to 1.0, the declaration and payment of cash dividends or distributions to Holdings to allow Holdings (i) to pay cash dividends or distributions to holders of Holdings’ Capital Stock and/or (ii) to purchase, repurchase redeem or otherwise acquire Qualified Stock of Holdings held by the Equity Investors or by any other Persons, in the case of both clauses (i) and (ii) in an amount up to $10.0 million; provided, however, that such amount will be included in subsequent calculations of the amount of Restricted Payments.

THE CONSENT SOLICITATIONS

General

We are soliciting consents from holders of the outstanding 12 1/4% Senior Discount Notes due 2012 of MQ Associates and 11 7/8% Senior Subordinated Notes due 2012 of MedQuest. As soon as the requisite consents for each series of notes have been received, we intend to execute promptly, and in any event, on or before the expiration date, a supplemental indenture for such series of notes with the applicable trustee under the indenture governing that series of notes and, if required, with the subsidiary guarantors party to such indenture. However, the supplemental indentures will not become effective until the effective time.

Regardless of whether the proposed amendments become effective, the notes will continue to be outstanding in accordance with all other terms of the notes and the indentures. The changes sought to be effected by the proposed amendments will not alter our obligation to pay the principal or cash interest on the notes when due or alter the stated maturity date of the notes or the Accreted Value of the 12 1/4% notes (as such term is defined in the indenture governing the 12 1/4% notes).

Requisite Consents for Each Series of Notes

The tabulation agent must receive and accept properly completed and executed, and not revoked, letters of consent and release in respect of at least a majority of the aggregate principal amount at maturity of each of the 12 1/4% Senior Discount Notes due 2012 and 11 7/8% Senior Subordinated Notes due 2012, respectively, that are outstanding by the expiration date.

Consents

We may accept all properly completed and executed letters of consent and release received and not revoked on or before 5:00 p.m. New York City time, on the expiration date. If the requisite consents for either series of notes are not received and accepted by the expiration date, we may extend the consent solicitation for such series of notes and the tabulation agent would continue to accept letters of consent and release. We may, however, elect at any time to terminate the consent solicitation for either series of notes before the effective time of such series of notes.

Letters of consent and release, to be effective, must be properly completed and executed, together with any required signature guarantees, in accordance with the instructions contained herein and in accordance with the letter of consent and release. Only registered holders of each series of notes on the record date or duly authorized agents of those holders are entitled to consent to the proposed amendments for such series of notes.

By granting its consent, a holder of notes is and shall be deemed to be consenting to (i) all of the waivers and modifications to the original indentures that are noted in this consent solicitation statement and (ii) the entry by us and the trustee into supplemental indentures to effect such waivers and modifications, with such additions and deletions as shall be appropriate to carry out the intent of or are consistent with the proposed waivers and amendments, or do not vary the substance of the proposed amendments. In addition, the holder of notes is and shall be deemed to be agreeing and acknowledging that by granting its consent it (i) approves the proposed waivers, amendments and the supplemental indentures, including the execution and delivery thereof, the adoption and implementation thereof and all related matters, (ii) approves the payment of the Consent Fee and the Additional Interest Payments, and (iii) releases and discharges the Released Parties from all Claims.

Record Date

We have fixed 5:00 p.m., New York City time, on July 29, 2005 as the record date for holders of each series of notes entitled to consent to the proposed amendments for such series of notes.

Consent Payments

Subject to the conditions set forth below, we will pay or cause to be paid (i) the Consent Fee to the tabulation agent for the benefit of each consenting holder for which letters of consent and release have been received and accepted from such consenting holder before the expiration date and not revoked in accordance with the procedures for revoking consents described under “-Revocation of Consents” and (ii) the Additional Interest Payments (to the extent required) to each registered holder of notes as of the close of business on each of October 1, 2005 and January 1, 2006 (and quarterly thereafter, if applicable). No interest will be paid on the Consent Fee.

If a holder as of the record date delivers a consent and subsequently transfers its notes prior to the expiration date, any Consent Fee pursuant to the consent solicitations payable with respect to such notes will be made to such holder as of the record date rather than to such holder’s transferee.

Holders of each series of notes who do not timely consent to the proposed amendments for such series of notes and holders of each series of notes whose consents to the proposed amendments are timely revoked as set forth herein will not be eligible to receive the Consent Fee even though the proposed amendments for such series of notes, if they are approved and become effective, will be binding on them. However, if the consent solicitations are consummated, registered holders of notes as of the close of business on each of October 1, 2005 and January 1, 2006 (and quarterly thereafter, if applicable) who do not consent to the proposed amendments will still be eligible to receive the Additional Interest Payments.

Financial Reporting Requirements

If the consent solicitations are consummated, we have agreed to file with the SEC a Current Report on Form 8-K (a) not later than the 15th day after the end of each month beginning with the month of May 2005, selected financial and operational information consisting of the following: gross revenue, interest expense, scan volumes, existing center gross revenue and number of centers in operation, total outstanding indebtedness, cash bank balance and book balance (including outstanding checks) and amounts available for borrowing under the senior credit facility; (b) not later than the 45th day after the end of each month beginning with the month of May 2005, selected financial and operating information consisting of net revenue and capital expenditures; and (c) not later than the 45th day after the end of each month beginning with the month of September 2005, selected financial information consisting of operating cash flow; provided that notwithstanding the foregoing, the first Current Report on Form 8-K filing shall be made on or before July 29, 2005 and provided further that our obligation to make such filings with the SEC shall cease upon the earlier of the Restatement Date and the Waiver Expiration Date.

How to Consent

The consent solicitation is being made to all persons in whose name a note was registered as of the record date. Only holders (i.e. persons in whose name a note is registered or their duly designated proxies) on the record date may execute and deliver a letter of consent and release. DTC will issue an “omnibus proxy” authorizing the DTC participants as of the record date (as set forth in a securities position listing of DTC as of the record date) to execute letters of consent and release with respect to those notes as if those DTC participants were the holders of record of those notes as of the record date; accordingly, we will deem those DTC participants for purposes hereof to be holders of record of those notes as of the record date, and we will deem letters of consent and release executed by those DTC participants or their duly appointed proxies with respect to those notes to be valid letters of consent and release with respect to those notes. Accordingly, for the purposes of the consent solicitations, the term “holder” shall be deemed to mean record holders and DTC participants who held notes through DTC as of the record date. Any beneficial owner of notes who desires to deliver a consent with respect to such notes but who is not a holder of such notes as of the record date (including any beneficial owner holding through a broker, dealer, commercial bank, trust company or other nominee) must arrange with the person who is the holder of such notes as of the record date to execute and deliver a consent on behalf of such beneficial owner.

In addition, in order for a consent to be valid and properly delivered by the holder, the letter of consent and release must also be executed by the beneficial owner of such notes.

If you desire to consent to the proposed amendments, you should so indicate by completing, signing, together with any required signature guarantees, and dating the accompanying letter of consent and release and delivering it to the tabulation agent at the address set forth on the back cover of this consent solicitation statement in accordance with the instructions contained herein and in the letter of consent and release. Inasmuch as we are seeking consents to all of the proposed amendments for each series of notes as a single proposal, a letter of consent and release purporting to consent to some, but not all, of the proposed amendments for each series of notes will not be valid. Failure to deliver a letter of consent and release will have the same effect as if you had voted “No” to the proposed amendments.

A letter of consent and release must be executed by you in exactly the same manner as your name appears on the notes, or by the person(s) authorized to sign by you as evidenced by proxy or in any other written manner acceptable to us. If notes to which a letter of consent and release relates are held by two or more joint holders, all such holders must sign the letter of consent and release. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other holder acting in a fiduciary or representative capacity, such person should so indicate when signing and submit proper evidence satisfactory to us of such person’s authority so to act. If notes are registered in different names, separate letters of consent and release must be executed covering each form of registration. If a letter of consent and release is executed by a person other than the registered holder, then that person must have been authorized by proxy or in some other written manner acceptable to us to vote the applicable notes on behalf of the registered holder.

Signatures on a letter of consent and release from a registered holder must be guaranteed by a recognized participant (a “medallion signature guarantor”) in the Securities Transfer Agents Medallion Program, unless such letter of consent and release is delivered for the account of a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or is a commercial bank or trust company having an office in the United States (each, an “Eligible Institution”).

You must complete, date, sign, together with any required signature guarantees, and deliver a completely executed copy of the letter of consent and release, or photocopy thereof, for your notes to the tabulation agent before the expiration date. You may deliver letters of consent and release to the tabulation agent by hand delivery, overnight courier, facsimile or mail, first-class postage prepaid, at the address set forth on the back cover of this consent solicitation statement. Facsimile copies of the letter of consent and release, properly and duly executed, should be confirmed by physical delivery no later than 5:00 pm., New York City time, on the second business day following the expiration date. Delivery of letters of consent and release should be made sufficiently in advance of the expiration date to ensure that the tabulation agent receives the consents before the expiration date. In no event should you tender or deliver any certificates evidencing your notes.

We reserve the right to receive letters of consent and release by any other reasonable means or in any form that reasonably evidences the giving of consent.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance of the letters of consent and release will be determined by us in our sole discretion, which determination will be final and binding. We reserve the right to reject any and all consents not validly given or any letter of consent and release the acceptance of which, in our opinion or the opinion of our counsel, would be unlawful. We also reserve the right to waive, as permitted by law, any defects or irregularities or conditions of the consent solicitations. The interpretation of the terms and conditions of the consent solicitations, including the letters of consent and release and the instructions thereto, by us shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of letters of consent and release must be cured within such time as we shall determine. None of us, the tabulation agent, the trustees, the paying agent or any other person shall be under any duty to give notification of defects or irregularities with respect to deliveries of letters of consent and release, nor shall any of them incur any liability for failure to give such notification.

Receipt of the requisite consents by the tabulation agent will not obligate us to execute the supplemental indentures.

Revocation of Consents

If you properly complete and execute a letter of consent and release and deliver it to the tabulation agent, and it is accepted before the expiration date, it will be counted, notwithstanding the transfer of any notes to which such letter of consent and release relates, unless the tabulation agent receives written notice from you of revocation or a changed letter of consent and release bearing a date later than the date of the prior letter of consent and release at any time before the supplemental indenture execution date. Your consent shall bind you and every subsequent holder of your notes, even if notation of the consent is not made on your notes. However, you, or a subsequent holder that has received a proxy from you, may revoke your consent if the tabulation agent receives written notice of revocation before the supplemental indenture execution date for such series of notes.

Beneficial owners of notes that are not record holders as of the record date may not revoke consents and must arrange for their record holders to do so. Each holder executing a letter of consent and release will, by executing such letter of consent, be agreeing that it may revoke the related consent only in the manner specified herein.

To be effective, a notice of revocation must be in writing, must indicate the series of notes to which it relates, the certificate number or numbers of the notes to which it relates and the aggregate principal amount represented by such notes and must:

•                                          be signed in the same manner as the original letter of consent and release; or

•                                          be accompanied by a proxy or other authorization in form satisfactory to us.

Revocations of consents must be sent to the tabulation agent at its address set forth on the back cover of this consent solicitation statement.

All questions as to the validity, including the time of receipt, of revocations of consents will be determined by us and our determination will be final and binding. None of us, the tabulation agent, the trustees, the paying agent or any other person will be under any duty to give notification of any defects or irregularities in any revocation, nor shall any of them incur any liability for failure to give any such notification.

Expiration Date; Extension; Amendments

The expiration date is 5:00 p.m., New York City time, on Friday, August 12, 2005, unless we, in our sole discretion, extend the period during which the consent solicitations are open, in which event the expiration date will be the latest time and date to which the consent solicitations are extended. We reserve the right to extend or amend the consent solicitations at any time and from time to time, whether or not the requisite consents for each series of notes have been received. In the case of an extension, we will give oral or written notice to the tabulation agent no later than 9:00 a.m., New York City time, on the next business day after the previously announced expiration date. Any such extension will be followed as promptly as practicable by notice of extension by press release or other public announcement, or by written notice to the holders. An announcement or notice may state that we are extending the consent solicitations for a specified period of time or on a daily basis until 5:00 p.m., New York City time, on the date on which the requisite consents have been received.

If we make a material amendment to the terms of, or information concerning, the consent solicitations or the proposed amendments, we will disseminate additional solicitation materials to the extent necessary and extend such solicitations to the extent necessary in order to permit holders adequate time to consider those materials.

Conditions of the Solicitations and Consent Payments

The consent solicitation with respect to each series of notes is subject to the following conditions in a manner satisfactory to us in our sole and absolute discretion:

•                                          the tabulation agent receives the requisite consents on or before the expiration date for that series of notes;

•                                          the tabulation agent receives the requisite consents on or before the expiration date for the other series of notes;

•                                          MQ Associates and the Equity Investors enter into a purchase agreement with respect to the Additional Equity Investment; and

•                                          we, the trustee and, if required, the subsidiary guarantors, execute the supplemental indenture for that series of notes, which will occur upon receipt of the requisite consents for that series of notes.

The obligation of each of MQ Associates (in the case of the 12 1/4% notes) and MedQuest (in the case of the 11 7/8% notes) to pay the Consent Fee is subject to the following conditions in a manner satisfactory to us in our sole and absolute discretion:

•                                          delivery by the holder to the tabulation agent before the expiration date of a properly completed and executed letter of consent and release that has not been revoked before the effective time;

•                                          the requisite consents with respect to such series of notes have been received before the expiration date;

•                                          the requite consents with respect to the other series of notes have been received before the expiration date; and

•                                          the effective time with respect to such series of notes has occurred.

The obligation of each of MQ Associates (in the case of the 12 1/4% notes) and MedQuest (in the case of the 11 7/8% notes) to make the Additional Interest Payments on any series of notes is subject to the conditions that the consent solicitations are successfully consummated and that the effective time with respect to each series of notes has occurred.

The conditions of the consent solicitations are for our sole benefit and, to the extent permitted by law and the indentures, may be waived by us in whole or in part at any time and from time to time in our sole discretion. To the extent permitted by law, we expressly reserve the right to waive any of the foregoing conditions.

We may, at any time before the effective time, determine in our sole discretion not to proceed with the consent solicitations or complete the proposed amendments, in which case the indentures would not be amended and no Consent Payments would be paid.

Consequences to Non-Consenting Holders

If the proposed amendments become effective, each holder and all subsequent holders of notes will be bound by such amendments, whether or not such holder consented to the proposed amendments. Holders who do not timely consent to the proposed amendments will not be eligible to receive the Consent Fee even though the proposed amendments will be binding on them if the proposed amendments become effective. However, if the consent solicitations are consummated, holders of notes who do not consent to the proposed amendments will still be eligible to receive the Additional Interest Payments.

The Information and Tabulation Agent

We have retained Global Bondholder Services Corporation, as information agent and tabulation agent for the notes, in connection with the consent solicitations. Global Bondholder Services Corporation will receive and tabulate consents and will receive customary fees for such services and reimbursement of reasonable out-of-pocket expenses.

Questions with respect to the terms of the consent solicitations and requests for assistance may be directed to the information agent, at its address and telephone number set forth on the back cover of this consent solicitation statement. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the consent solicitations. Requests for additional copies of this consent solicitation statement and the accompanying letter of consent and release and other related documents should be directed to the information agent. All executed letters of consent and release and any other documents required by the letters of consent and release should be directed to the tabulation agent at the address set forth in the letter of consent and release, and not to us, the trustee or the paying agent.

Fees and Expenses

We will bear the costs of the consent solicitations, including the fees and expenses of the information agent, tabulation agent, the paying agent and the trustee. We will reimburse banks, trust companies, securities dealers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding consent solicitation statements, letters of consent and release and other materials to beneficial owners of notes.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax considerations of the adoption of the proposed amendments and the receipt of the Consent Payments. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to persons who hold their notes as capital assets for U.S. federal income tax purposes (within the meaning of Section 1221 of the Code). This summary does not address all of the tax consequences that may be relevant to a particular holder or to holders that may be subject to special treatment under U.S. federal income tax laws (such as financial institutions, tax-exempt organizations, real estate investment companies, regulated investment companies, insurance companies, dealers in securities and traders in securities that elect to use the mark to market method of accounting), to persons subject to the alternative minimum tax, to persons that are or hold the notes through a pass-through entity, to persons that hold the notes as part of a straddle, hedge or synthetic security transaction for U.S. federal income tax purposes or to U.S. holders that have a functional currency other than the U.S. dollar. No ruling has been or will be sought from the IRS regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Holders of the notes should consult their own tax advisors as to the U.S. federal income tax consequences of the proposed amendments and the receipt of the Consent Payments, as well as the effects of state, local and non-U.S. tax laws.

THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. THE TAX TREATMENT MAY VARY DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF CONSENTING TO THE PROPOSED AMENDMENTS AND RECEIVING THE CONSENT PAYMENTS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS CONSENT SOLICITATION STATEMENT IS NOT INTENDED OR WRITTEN BY US TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE SOLICITATION OF YOUR CONSENT TO THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The Proposed Amendments and the Consent Payments

If the adoption of the proposed amendments and the receipt of the Consent Payments constitute a “significant modification” of the notes within the meaning of applicable Treasury regulations, then a deemed exchange of the notes for “new” notes occurs for U.S. federal income tax purposes. Under applicable Treasury regulations, the following do not constitute “significant modifications”: (i) a waiver of a customary accounting or financial covenant, (ii) a temporary waiver of an event of default, or (iii) a change in yield to maturity by more than the greater of 25 basis points per year or five percent of the current annual yield on the note (assuming the Consent Payments are considered interest on the notes). If the adoption of the proposed amendments and receipt of the Consent Payments results in a deemed exchange, such deemed exchange should constitute a partially tax-free recapitalization for U.S. federal income tax purposes (i.e., taxable only to the extent of the Consent Payments). If the adoption of the proposed amendments and the receipt of the Consent Payments do not constitute significant modifications, then an exchange of the notes for deemed “new” notes will not be deemed to occur.

If an exchange is deemed to occur and such exchange does not qualify as a recapitalization, holders will recognize gain or loss, if any, on such exchange in an amount equal to the fair market value of the deemed “new” notes and the holder’s tax basis in the “old” notes. A holder’s tax basis in an “old” note generally will be the cost, increased by any accrued original issue discount and market discount previously taken into income by the holder, and decreased by any bond premium offset or payments that are not payments of stated interest. In additional, the holder will have a new holding period for the notes beginning on the date after consummation of the exchange.

Although the matter is not free from doubt, we intend to treat the adoption of the proposed amendments and the receipt of the Consent Payments as not causing a significant modification or deemed exchange (and thus, not triggering any taxable gain or loss to any of the holders). We also intend to treat the Consent Payments for U.S. federal income tax purposes as a fee to a holder in consideration of such holder’s consent to the proposed amendments. Alternatively, the Consent Payments might be treated as a payment of additional interest on the notes. In either case, a holder will recognize ordinary income in the amount of the Consent Payments at the time the payment accrues or is received in accordance with the holder’s method of accounting for U.S. federal income tax purposes.

Tax Consequences to Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of the notes that is not any of the following:

•                                          an individual who is a citizen or resident of the United States;

•                                          a corporation or partnership created or organized under the laws of the United States or any state or political subdivision thereof;

•                                          an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•                                          a trust that (i) is subject to the primary supervision of a U.S. court and which has one or more U.S. fiduciaries who have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Because it is not entirely clear that U.S. federal withholding tax is applicable to the Consent Payments, we intend to withhold such tax from the Consent Payments at a rate of 30%, unless the Non-U.S. Holder of the note provides a properly executed (i) IRS Form W-8BEN (or a permissible substitute) claiming an exemption from (or reduction in) withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI stating that the consent payment is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.

Because an exchange of notes is not taxable for U.S. federal income tax purposes for Non-U.S. Holders, it is not relevant to Non-U.S. Holders whether the adoption of the proposed amendments or the receipt of the Consent Payments causes a deemed exchange for “new” notes.

Backup Withholding

A holder of a note may be subject, under certain circumstances, to “backup withholding” with respect to the consent payments if the holder, among other things, (i) fails to properly furnish its social security number or other taxpayer identification number (“TIN”), (ii) furnishes an incorrect TIN, (iii) fails to properly report the receipt of interest, (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such holder is not subject to backup withholding, or (v) in the case of a Non-U.S. Holder fails to make the required certification to that effect.

Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules will be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, provided that the requisite procedures are followed and certain information is provided to the IRS.

Treatment of Non-Consenting Holders

The U.S. federal income tax consequences to the non-consenting holders arising from the adoption of the proposed amendments and the receipt of the Additional Interest Payments should be substantially similar to the consequences to the consenting holders arising from the adoption of the proposed amendments and the receipt of the Additional Interest Payments described above. Accordingly, although the matter is not free from doubt, we intend to treat the adoption of the proposed amendments and the receipt of the Additional Interest Payments as not causing a significant modification or deemed exchange (and thus, not triggering any taxable gain or loss to any non-consenting holders). We also intend to treat the receipt of the Additional Interest Payments as the receipt of additional interest on the notes. As such, a non-consenting holder will recognize ordinary income in the amount of the Additional Interest Payment at the time the payment accrues or is received in accordance with the holder’s method of accounting for U.S. federal income tax purposes.

CONSENT SOLICITATIONS
relating to the
$136 million aggregate principal amount at maturity
of 12 1/4% Senior Discount Notes Due 2012
CUSIP No. 55345RAC2
of
MQ Associates, Inc.
and to the
$180 million aggregate principal amount
of 11 7/8% Senior Subordinated Notes due 2012
CUSIP No. 58505DAD1
of
MedQuest, Inc.

Facsimile copies of the letter of consent and release, properly and duly executed, will be accepted by the tabulation agent (facsimile transmissions should be confirmed by physical delivery no later than 5:00 p.m., New York City time, on the second business day following the expiration date). You or your broker, dealer, commercial bank, trust company or other nominee should send the letter of consent and release and any other required documents to the applicable tabulation agent at the address set forth below.

Any questions or requests for assistance or additional copies of this consent solicitation statement or the letter of consent and release may be directed to the information agent at its telephone number and location set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the consent solicitations.

The information agent for the consent solicitations is:

Global Bondholder Services Corporation

65 Broadway – Suite 704
New York, New York 10006
Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774
Toll free (866) 952-2200

The tabulation agent for the consent solicitations is:

Global Bondholder Services Corporation

By facsimile:
(For Eligible Institutions only):
(212) 430-3775

Confirmation:

(212) 430-3774

By Mail:	By Overnight Courier:	By Hand:
65 Broadway – Suite 704	65 Broadway – Suite 704	65 Broadway – Suite 704
New York, NY 10006	New York, NY 10006	New York, NY 10006

Delivery of a consent to an address other than as set forth above for the tabulation agent, or transmission of a consent via facsimile other than as set forth above, will not constitute a valid delivery.